Exhibit 10.11

$750,000,000

DYNEGY HOLDINGS INC.

8.375% Senior Notes due 2016

PURCHASE AGREEMENT

March 29, 2006

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.,

Banc of America Securities LLC

J.P. Morgan Securities Inc.,

    c/o Credit Suisse Securities (USA) LLC,

        Eleven Madison Avenue,

            New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Dynegy Holdings Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$750,000,000 principal amount of its 8.375% Senior Notes due 2016 (“Offered Securities”) to be issued under a second supplemental indenture to be dated as of April 12, 2006 to the indenture dated September 26, 1996, as restated as of March 23, 1998, amended and restated as of March 14, 2001 and supplemented by a first supplemental indenture dated as of July 25, 2003 (collectively, the “Indenture”), between the Company and Wilmington Trust Company (as successor to JP Morgan Chase Bank, N.A.), as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the “Securities Act”), and hereby agrees with the several Purchasers as follows.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement with the Securities Exchange Commission (the “Commission”) to exchange the Offered Securities for a new class of securities issued under the Indenture and registered under the Securities Act subject to the terms and conditions therein specified.

As used herein, the term “Operative Documents” refers to this Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) A preliminary offering circular dated as of March 29, 2006 (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchasers and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) as evidenced by its being specified in Schedule B to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule B to this Agreement, which is referred to as the “Terms Communication”). Any reference herein to the Preliminary Offering Circular, the Offering Circular or the General Disclosure Package shall be deemed to refer to and include the filing of any Exchange Act Report (as defined). “Applicable Time” means 3:15 P.M. (EST time) on the date of this Agreement. As of the date of this Agreement and as of the Closing Date, the Final Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time and as of the Closing Date neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse Securities (USA) LLC (“Credit Suisse”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. On the date of this Agreement, the Company’s annual report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been or subsequently are deemed to be incorporated by reference in the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B to this Agreement.

(b) No order or decree preventing the use of the General Disclosure Package, the Final Offering Circular or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c) Each of the Company and its subsidiaries has been duly incorporated or formed and is an existing corporation, limited liability company, limited partnership or general partnership in good standing under the laws of its state of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, results of operations or, to the knowledge of the Company, prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to enter into the Operative Documents and has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(d) Neither the Company nor any of its subsidiaries is (i) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (ii) in violation of its respective charter or by-laws, operating agreement or other organizational document that governs the existence or administration of such entity, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(e)(i) As of the date hereof, subject to changes in the ordinary course of business or as contemplated by the General Disclosure Package, the Company has the capitalization set forth in the General Disclosure Package, under the heading “Capitalization,” (ii) all of the issued shares of capital stock of the Company and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and (iii) the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and material defects, other than those arising under the Company’s third amended and restated credit agreement, dated March 6, 2006 (the “Credit Facility”), with Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as co-administrative agents, JPMorgan Chase Bank, N.A., as collateral agent, Citigroup Global Markets Inc. and JPMorgan Securities Inc., as joint lead arrangers, and the other financial institutions parties thereto as lenders.

(f) The Offered Securities have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). On the date of this Agreement the Offered Securities conform to the description thereof contained in the General Disclosure Package and on the Closing Date the Offered Securities will conform to the description thereof contained in the Final Offering Circular.

(g) The Exchange Securities (as defined in the Registration Rights Agreement) have been, or as of the Registered Exchange Offer (as defined in the Registration Rights Agreement) will have been, duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Exchange Securities by the Trustee, upon exchange for the Initial Securities (as defined in the Registration Rights Agreement), will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Exchange Securities will conform to the descriptions thereof contained in the Registration Statement (as defined in the Registration Rights Agreement).

(h) The Indenture has been, or as of the Closing Date will have been, duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and assuming the accuracy of the Purchasers’ representations and warranties and the Purchasers’ compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading “Transfer Restrictions” in the Final Offering Circular, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) is required in connection with the offer and sale of the Offered Securities contemplated hereby; and the Indenture conforms in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. On the date of this Agreement the Indenture conforms to the description thereof in the General Disclosure Package, and on the Closing Date the Indenture will conform to the description thereof in the Final Offering Circular.

(i) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

(j) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents in connection with the issuance and sale of the Offered Securities by the Company, except for (i) the order of the Commission declaring the Exchange Offer Registration or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) such as may be required under foreign or state securities laws, blue sky laws and related regulations, (iii) those that have been obtained or made on or prior to the Closing Date and (iv) those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially adversely affect the ability of the Company to perform its obligations under the Operative Documents.

(l) The execution, delivery and performance of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or (iii) the charter or by-laws of the Company or any of its subsidiaries, except in the case of (i) and (ii), for such breaches, violations or defaults as could not reasonably be expected to have a Material Adverse Effect.

(m) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(n) Except as disclosed in the General Disclosure Package, each of the Company and its subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental agencies, bodies or courts, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(o) To the knowledge of the Company, no labor dispute with the employees of the Company and its subsidiaries, that could reasonably be expected to result in a Material Adverse Effect is imminent.

(p) The Company and its subsidiaries own or possess on reasonable terms, adequate trademarks, trade names and other rights to patents, copyrights and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(q) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(r) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or their respective properties that, if determined adversely to the Company or its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents; and except as disclosed in the General Disclosure Package no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(s) The financial statements of the Company included or incorporated by reference in the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements of the Company included or incorporated by reference in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The Company has prepared restated consolidated balance sheets as of December 31, 2004, 2003, 2002 and 2001, and a restated consolidated statement of changes in stockholders’ equity for each of the four years in the period ended December 31, 2004. PricewaterhouseCoopers LLP has audited the Company’s restated consolidated balance sheet as of December 31, 2004 and the restated consolidated statement of changes in stockholders’ equity for each of the two years in the period ended December 31, 2004 (collectively, the “Audited Restated Financial Statements”). The Company’s restated consolidated balance sheets and restated consolidated statements of changes in stockholders’ equity for periods prior to those included in the Audited Restated Financial Statements (collectively, the “Unaudited Restated Financial Statements”) were prepared by the Company on a basis consistent with the Audited Restated Financial Statements, and the selected financial data set forth under the captions “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” and “Selected Financial Data” and other financial information derived from the Unaudited Restated Financial Statements that is included or incorporated by reference in the General Disclosure Package fairly present the information included therein.

(t) Except as disclosed in the General Disclosure Package, since the date as of which the information is given in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or, to the knowledge of the Company, prospects of the Company and its subsidiaries, taken as a whole and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by Company on any class of its capital stock.

(u) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(v) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.

(w) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date of the Company’s Annual Report (as defined below); and (iii) except as disclosed in the General Disclosure Package, are effective in all material respects to perform the functions for which they were established.

(x) Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the ability of the Company to record, process, summarize and report financial data or any material weaknesses in internal controls, other than the material weakness relating to tax accounting and reconciliation controls and processes disclosed in the General Disclosure Package; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(y) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except as disclosed in the General Disclosure Package.

(z) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(aa) Except as set forth in the General Disclosure Package, neither the Company nor any of its subsidiaries is (i) subject to regulation under the Federal Power Act, as amended (“FPA”), other than as a power marketer or an “exempt wholesale generator” (“EWG”) with market-based rate authority, or as a “qualifying facility” (“QF”) under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. Section 796 et seq.) (“PURPA”), as contemplated by 18 C.F.R. Section 292.601(c), or (ii) with respect to each of the power generation projects in which any of the Company or its subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

(bb) Each of the Company’s subsidiaries providing retail electric service in the states of California and Texas is authorized under applicable statutes and administrative rules to sell electricity on a retail basis, and such authority is not subject to any pending challenge, investigation, or proceeding. In Illinois, the Company’s subsidiary is in compliance with all laws and administrative rules with respect to providing retail electric service in that state and is in the process of making a revised filing attesting to such compliance based on changed circumstances None of the Company’s subsidiaries providing retail electric service is subject to any rate cap or mitigation measure other than rate caps and mitigation measures generally applicable to similarly situated retail service providers selling in the geographic market where such subsidiary conducts its business.

(cc) Except as disclosed in the General Disclosure Package, each of the power generation projects certified as a QF under PURPA in which the Company or its subsidiaries has an interest meets the requirements for certification as a QF as set out in PURPA and the regulations of the Federal Energy Regulatory Commission (“FERC”) promulgated thereunder, as amended from time to time.

(dd) Each of the Company and its subsidiaries that sells power at market-based rates outside of the Electric Reliability Council of Texas, Inc. (“ERCOT”) has a validly-issued order from the FERC authorizing it to engage in wholesale sales of electricity, ancillary services in certain markets and, to the extent permitted under its market-based rate tariff, other products and services at market-based rates. The FERC has not issued any orders limiting the ability of each such entity to engage in the wholesale sales of electricity at market-based prices, and had not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other products at wholesale in the geographic market where each such entity conducts its business.

(ee) Each of the Company’s subsidiaries participating in the ERCOT wholesale electric market has registered with the Public Utilities Commission of Texas (“PUCT”) as a power generation company, and has authority to sell power at wholesale at a market-based rate that is not subject to any rate cap or mitigation measure other than those generally applicable to similarly situated marketers or generators selling electricity in the ERCOT wholesale electric market.

(ff) There are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Company or any of its subsidiaries.

(gg) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(hh) The offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement (assuming that the representations and warranties in Section 4 of this Agreement are true and correct and the Purchasers comply with the offer and sale procedures set forth in this Agreement) will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and Regulation D and Regulation S thereunder.

(ii) Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (it being understood that no representation is made with respect to any Purchaser or any Purchaser’s affiliates or any of their representatives) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its respective affiliates and any person acting on its or their behalf (it being understood that no representation is made with respect to any Purchaser or any Purchaser’s affiliates or any of their representatives) have complied and will comply with the offering restrictions requirement of Regulation S and the sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(jj) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to any registration statement.

(kk) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ll) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(mm) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(nn) Except for such matters as could not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA), has occurred with respect to any “pension plan” (as defined in ERISA), for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo) The Company has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency except where the same may be contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company has any knowledge of any tax deficiency in writing which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(pp) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

(qq) The General Disclosure Package contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(rr) The statements set forth in the Preliminary and the Final Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Offered Securities, under the captions “Material U.S. Federal Income Tax Considerations,” “Description of Certain Indebtedness” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries in all material respects.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the principal amount thereof plus accrued interest from April 12, 2006 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse, on April 12, 2006, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for inspection at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each of the Purchasers severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent (which consent shall not be unreasonably withheld or delayed). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company promptly will notify Credit Suisse of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to Credit Suisse copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Credit Suisse reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, and any Offered Securities remain “restricted securities” within the meaning of the Securities Act, the Company will promptly furnish or cause to be furnished to Credit Suisse (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will use all commercially reasonable efforts to obtain the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Credit Suisse designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) During the period of two years after the Closing Date, the Company will, upon request, furnish to Credit Suisse, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e) During the period of five years hereafter, unless such documents are available electronically via the EDGAR system maintained by the Commission, the Company will furnish to Credit Suisse and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to Credit Suisse and, upon reasonable request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company mailed to stockholders, and (ii) the information required to be provided to the Trustee for the Offered Securities pursuant to the Indenture.

(f) Subject to the Purchasers’ compliance with its representations and warranties and agreements set forth in Section 4 hereof, the Company consents to the use of the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular and any amendments and supplements thereto required pursuant to Section 5(a) hereto, by the Purchasers.

(g) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, unless such Offered Securities are resold in a transaction registered under the Securities Act.

(h) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(i) The Company agrees to pay all expenses incidental to the performance of its obligations under the Operative Documents including (i) the fees and expenses of the Trustee and their respective professional advisers, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Exchange Securities, (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the state securities laws as provided in Section 5(c) and the printing of memoranda relating thereto, (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and (vi) for expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.

(j) In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers, which notice shall be promptly provided upon the written request of the Company, of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) The Company will apply the net proceeds from the sale of the Offered Securities to be sold by it hereunder substantially in accordance with the description set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(l) Except as stated in this Agreement, the General Disclosure Package or the Final Offering Circular, neither the Company nor any of its affiliates have taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(m) The Company will use its best efforts to permit the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in PORTAL and to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(n) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers or the resale of the Offered Securities.

(o) The Company agrees to comply with all the terms and conditions of the Operative Documents and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Offered Securities by DTC for “book entry” transfer.

(p) The Company will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Purchasers’ obligations hereunder to purchase the Offered Securities.

(q) In connection with the sale of the Offered Securities to the Purchasers, the Company will file the notice on Form D required by Rule 503 under the Securities Act within the time required by such Rule and otherwise in compliance with such Rule. A copy of such notice shall be furnished promptly to Credit Suisse.

6. Free Writing Communications. (a) The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered

Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be an Issuer Free Writing Communication for purposes of this Agreement.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and on the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP, independent public accountants of the Company, substantially in the form attached hereto as Annex A, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Such letter shall be in form and substance reasonably satisfactory to the Purchasers as agreed as of the date hereof and shall cover the matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with offerings similar to the offering of the Offered Securities.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Purchasers, including Credit Suisse, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook as of or after the date of this Agreement; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including Credit Suisse, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and delivery and payment for the Offered Securities.

(c) The Purchasers shall have received an opinion, dated the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority under the Delaware General Corporate Law and its certificate of incorporation and bylaws to own its properties and conduct its business as described in the General Disclosure Package;

(ii) Each subsidiary of the Company listed in an annex to this opinion is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

(iii) The Company has the corporate power and authority to (i) enter into the Operative Documents and the Exchange Securities (collectively, the “Transaction Documents”) and (ii) authorize, issue and sell the Offered Securities, as contemplated by this Agreement;

(iv) The Offered Securities when duly authenticated in accordance with the terms of the Indenture and duly paid for by and delivered to the Purchasers in accordance with the terms of the Purchase Agreement will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms. The Offered Securities conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Circular;

(v) The Exchange Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vi) The Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indenture conforms in all material respects to the description thereof in the General Disclosure Package and the Final Offering Circular;

(vii) The Indenture conforms in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(viii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will not be an “investment company” as defined in the Investment Company Act;

(ix) No FPA approval or authorization is required for the execution and delivery by the Company of the Operative Documents and the performance by the Company of the obligations thereunder;

(x) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder, subject to the assumptions set forth in paragraph (xvi) and except (i) routine Filings necessary in connection with the conduct of the Company’s business, including routine Filings required to be made under the Exchange Act, (ii) such other Filings as have been obtained or made, (iii) Filings required under Federal and state securities laws as provided in the Registration Rights Agreement and (iv) Filings required to maintain corporate and similar standing and existence.

(xi) The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of their obligations thereunder will not, result in any violation of any order, writ, judgment or decree known to us.

(xii) The execution and delivery of each Transaction Document by the Company does not, and the performance by the Company of its obligations thereunder will not, (a) violate the Certificate of Incorporation or By-Laws of the Company, (b) breach or result in a default of any currently existing agreement or instrument listed as an exhibit to the Exchange Act Documents, or (c) violate any law, rule or regulation.

(xiii) (a) The execution and delivery of each Transaction Document by the Company, and the performance by the Company of its obligations under the Transaction Documents, have been duly authorized by all necessary corporate action on the part of the Company and (b) each Transaction Document (other than the Exchange Securities) has been duly executed and delivered by the Company.

(xiv) The Registration Rights Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(xv) The statements contained in the Preliminary and the Final Offering Circular under the captions (a) “Description of Notes,” insofar as such statements purport to constitute a summary of the terms of the Indenture and the Offered Securities, (b) “Description of Certain Indebtedness and “Plan of Distribution”, insofar as such statements purport to constitute a summary of the documents referred to therein, and (c) “Material U.S. Federal Income Tax Considerations” insofar as such statements purport to constitute a summary of the United States federal tax laws referred to therein, in each case, are accurate and fairly summarize in all material respects the matters referred to therein; and

(xvi) Assuming without independent investigation, (a) that the Offered Securities are sold to the Purchasers, and initially resold by the Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Final Offering Circular; (b) the accuracy of the representations and warranties of the Company set forth in the Purchase Agreement and in those certain certificates delivered at the closing; (c) the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement; (d) the due performance and compliance by the Company and the Purchasers of their respective covenants and agreements set forth in the Purchase Agreement; and (e) the Purchasers’ compliance with the Final Offering Circular and the transfer procedures and restrictions described therein, it is not necessary to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the TIA in connection with the issuance and sale of the Offered Securities by the Company to the Purchasers or in connection with the offer, resale and delivery of the Offered Securities by the Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Circular, it being expressly understood that such counsel expresses no opinion in this paragraph (xvi) or paragraph (x) as to any subsequent offer or resale of any of the Offered Securities.

Such counsel shall also state that it has no reason to believe that the Final Offering Circular, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact, or omitted to state any material fact, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data or statistical data (including statistical data related to capacity and other matters with respect to various power plants) contained in the General Disclosure Package or the Final Offering Circular.

(d) The Purchasers shall have received an opinion, dated the Closing Date, of J. Kevin Blodgett, General Counsel and Executive Vice President, Administration, of Dynegy Inc., that:

(i) As of the Closing Date, the Company has an authorized equity capitalization as set forth in the General Disclosure Package and the Final Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth in the General Disclosure Package and the Final Offering Circular, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, to his knowledge is owned free from liens, encumbrances and material defects other than liens under the Credit Facility;

(ii) Except as set forth in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to any registration statement; and

(iii) To such counsel’s knowledge, and other than as set forth in the General Disclosure Package and the Final Offering Circular, there are no pending actions, suits or proceedings against or affecting the Company or its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel’s knowledge, threatened or contemplated; and such counsel shall also state that he has no reason to believe that the Final Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data or any statistical data (including statistical data related to capacity and other matters with respect to various power plants) contained in the General Disclosure Package or the Final Offering Circular.

(e) The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Final Offering Circular, the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as Credit Suisse may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event that reasonably could be expected to result in a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company or any of its subsidiaries except as set forth in the General Disclosure Package.

(g) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in Annex A will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h) As of the Closing Date, the representations and warranties contained in the Operative Documents will be true and correct in all material respects.

(i) The Company shall have furnished or caused to be furnished to the Trustee on the Closing Date certificates of officers of the Company reasonably satisfactory to the Trustee as to the accuracy of the representations and warranties of the Company in the Operative Documents at and as of such Closing Date and as to such other matters as the Trustee may reasonably request.

(j) On the Closing Date, each Operative Document will conform, as to legal matters, in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular.

(k) On or prior to the Closing Date, the transactions contemplated by the Company’s Offer to Purchase and Consent Solicitation Statement dated March 15, 2006 (the “SPN Tender Offer”) shall have been consummated on the terms set forth in the General Disclosure Package and the Final Offering Circular, including the satisfaction of the Requisite Consents Condition (as defined in the SPN Tender Offer), the execution of the Supplemental Indenture (as defined in the SPN Tender Offer) and the acceptance for purchase of all validly tendered notes in the SPN Tender Offer.

(l) The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or Supplemental Marketing Material or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or Supplemental Marketing Material or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the information in the Preliminary and Final Offering Circular under the caption “Plan of Distribution” in paragraph three, fifteen and the third sentence of paragraph thirteen; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party has assumed the defense in any such proceedings, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by Credit Suisse and any such separate firm for the Company and its directors and officers and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (viii) of Section 7(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered, faxed or sent by courier and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 Attention: General Counsel (Fax: 713-507-6808); provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered, faxed or sent by courier and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Representation of Purchasers. Credit Suisse will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by Credit Suisse will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchasers have advised or are advising the Company on other matters;

(b) the purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

DYNEGY HOLDINGS INC.

By	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Senior Vice President and Treasurer

The foregoing Purchase Agreement is hereby con-firmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.,
Banc of America Securities LLC
J.P. Morgan Securities Inc.,

BY CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Mary Beth Mandanas
Name:	Mary Beth Mandanas
Title:	Director